Exhibit 99.1

Contact:  Dave Farmer

                508-293-7206

                Farmer_dave@emc.com

EMC REPORTS FIRST-QUARTER 2009

FINANCIAL RESULTS

First-Quarter 2009 Highlights

•	Consolidated revenue — $3.15 billion

•	GAAP net income attributable to EMC — $194.1 million

•	Strong operating cash flow — $864 million

•	Record cash and investments — $9.8 billion

HOPKINTON, Mass. – April 23, 2009 – EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today reported first-quarter 2009 revenue of $3.15 billion, reflecting solid revenue results in a challenging global economic environment. Through its continued emphasis on operational efficiency, in the first quarter EMC generated operating cash flow of $864 million and free cash flow of $681 million, all contributing to record cash and investments of $9.8 billion.

First-quarter consolidated revenue of $3.15 billion declined 9.2% compared with the year-ago period, or 5.7%, adjusting for the impact from currency. First-quarter 2009 GAAP net income attributable to EMC was $194.1 million or $0.10 per diluted share, compared with $251.6 million or $0.12 per diluted share for the first quarter of 2008. First-quarter 2009 non-GAAP1 net income attributable to EMC was $323.7 million or $0.16 per diluted share, compared with $460.1 million or $0.22 per diluted share for the first quarter of 2008.2

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “Within a very tough economy, EMC executed soundly in the first quarter, leveraging the unique power of our highly complementary information infrastructure and virtual infrastructure strategies. As we look to the balance of 2009, we believe the global IT spending environment has reached — or is very near — the bottom. We expect IT spending to improve in the second half of 2009 as customers will have better budget visibility, be further through their own restructuring programs and broader stimulus packages should be underway.”

Tucci continued, “Looking ahead, EMC will advance our place among our customers’ most strategic IT providers as they take advantage of trends shaping the future of IT such as the virtual data center and cloud computing. As a technology-driven company, we will continue to use our financial strength to remain aggressive with R&D, extend our technology leadership, forge even tighter and deeper strategic alliances and deliver customers even more advanced solutions and services for their most strategic IT initiatives.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “EMC’s first-quarter results reflect the resiliency of our business in a very challenging global economy. We executed well on our cost reduction plans during the quarter and maintained disciplined expense control, which resulted in decent profitability and excellent free cash flow, while continuing investments to further enhance our product and services offerings and expand our customer reach.”

Goulden continued, “We are taking additional near-term cost reduction actions that will save EMC an additional $100 million in 2009. We now expect to reduce EMC’s 2009 Information Infrastructure costs by approximately $450 million from our 2008 spend, increasing to approximately $500 million in 2010. We believe these near- and longer-term actions to improve our effectiveness and efficiency will help EMC ride out this period of economic uncertainty and put us in a position of even greater strength when conditions improve.”

EMC’s best estimate is that 2009 global IT spending will decline as a percentage in the very-high-single-digit to very-low-double-digit range compared with 2008. EMC also expects second-quarter 2009 global IT spending will probably be flat compared with the first quarter of 2009, and the second half of 2009 will be stronger than the first half of the year.

First-Quarter Highlights

EMC’s Information Infrastructure business revenue for the first quarter – comprising Information Storage, RSA Security, and Content Management & Archiving – was $2.7 billion. During the quarter, the business benefited from new, industry-leading products, the quality and breadth of EMC’s global services portfolio, technology integrations and product enhancements from across EMC’s information infrastructure portfolio. First-quarter Information Infrastructure business highlights included customer demand for EMC’s:

•

Industry-leading networked storage solutions, in particular EMC’s unified storage systems that connect to a variety of networks and the company’s high-end and midrange storage systems with solid state drives that use flash memory.

•	Expansive portfolio of industry-leading backup, recovery and archive solutions that leverage data deduplication to meet their data protection requirements, reduce cost and mitigate risk.

•

RSA security solutions helping customers solve their most complex information security challenges, with particular strength in the quarter from the RSA security information and event management solutions, and the RSA identity protection and verification suite.

•

Broad consulting and professional services portfolio helping customers meet their near-term cost containment requirements while supporting their longer-term objectives, such as consolidation and virtualization.

•	Solutions for effective content management that advance collaboration, business process and IT efficiency and compliance.

VMware (NYSE: VMW), which is majority-owned by EMC, contributed first-quarter revenue of $470.4 million, an increase of 7.4% compared with the year-ago quarter.

EMC consolidated first-quarter revenue from the United States was $1.64 billion and represented 52% of total first-quarter revenue. Revenue from EMC’s operations outside of the United States was $1.51 billion and represented 48% of total first-quarter revenue.

Certain Items Impacting 2009

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. The items set forth under “Certain Items Impacting 2009” in EMC’s news release dated January 27, 2009 still represent EMC’s current expectations unless specifically superseded by these statements.

All dollar amounts and percentages set forth below should be considered to be approximations.

The following items are expected to impact EMC’s 2009 results:

•

In 2009, savings from cost reduction actions are expected to reduce the company’s 2008 cost base by $450 million, up $100 million from the company’s previous estimate of $350 million. The savings are expected to be weighted toward the latter half of 2009.

•	Due to pressure on IT spending, EMC anticipates lower gross and operating margins for 2009 compared with 2008.

•	Operating profitability should show signs of improvement from first-quarter 2009 levels in the second half of 2009.

•	VMware’s contributions to consolidated diluted earnings per share are expected to be $0.02 lower in the second quarter of 2009 compared with the first quarter of 2009.

Due to the current macro-economic conditions and limited visibility, EMC is not offering revenue, EPS or other financial outlook at this time.

Supporting Resources

•	EMC will host its 2009 first-quarter earnings conference call today at 8:30 a.m. ET, which will be available on EMC’s web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

•	Visit http://ir.vmware.com for more information about VMware’s first-quarter financial results

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

# # #

¹Items excluded from the non-GAAP results are stock-based compensation and intangible asset amortization for the first quarters of 2009 and 2008, a restructuring charge for the first quarter of 2009 and an in-process research and development charge for the first quarter of 2008. See attached schedules for reconciliation of GAAP to non-GAAP.

2The results for 2008 have been adjusted to give effect to the adoption of Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51” and FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.

EMC is a registered trademark of EMC Corporation. RSA is a registered trademark of RSA Security Inc. VMware is a registered trademark of VMware, Inc. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; (xiv) litigation that we may be involved in; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. Statements in this release regarding market conditions are based on current expectations. These statements are forward-looking, and actual results may differ materially. EMC disclaims any obligation to update any forward-looking statements in this release after the date of this release.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges and IPR&D charges) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31, 2009	March 31, 2008
Revenues:
Product sales	$1,969,120	$2,340,430
Services	1,181,642	1,129,629

	3,150,762	3,470,059

Cost and expenses:
Cost of product sales	1,013,330	1,074,583
Cost of services	454,177	486,081
Research and development	383,293	433,514
Selling, general and administrative	1,024,773	1,082,215
In-process research and development	—	79,204
Restructuring charge (credit)	15,572	(357)

Operating income	259,617	314,819

Investment income	39,844	77,140
Interest expense	(45,543)	(43,069)
Other expense, net	(10,758)	(4,763)

Income before tax	243,160	344,127
Income tax provision	37,815	86,319

Net income	205,345	257,808
Less: Net income attributable to the non-controlling interests in VMware, Inc.	(11,276)	(6,161)

Net income attributable to EMC Corporation	$194,069	$251,647

Net income per weighted average share, basic attributable to EMC Corporation common stockholders	$0.10	$0.12

Net income per weighted average share, diluted attributable to EMC Corporation common stockholders	$0.10	$0.12

Weighted average shares, basic	2,008,915	2,075,152

Weighted average shares, diluted	2,021,062	2,110,805

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2009

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charge	Operating Income	Other Expense, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,150,762	$1,467,507	$383,293	$1,024,773	$15,572	$259,617	$(16,457)	$243,160	$37,815	$205,345	$(11,276)	$194,069	$0.097	$0.096
Restructuring charge	—	—	—	—	(15,572)	15,572	—	15,572	6,115	9,457	—	9,457	$0.005	$0.005

EMC Consolidated Adjusted (1)	3,150,762	1,467,507	383,293	1,024,773	—	275,189	(16,457)	258,732	43,930	214,802	(11,276)	203,526	$0.101	$0.101
Stock-based compensation expense	—	(19,894)	(41,242)	(51,511)	—	112,647	—	112,647	24,340	88,307	(6,672)	81,635	$0.041	$0.040
Intangible amortization	—	(30,610)	(3,210)	(25,368)	—	59,188	—	59,188	20,321	38,867	(345)	38,522	$0.019	$0.019

EMC Consolidated Non-GAAP (2)	$3,150,762	$1,417,003	$338,841	$947,894	$—	$447,024	$(16,457)	$430,567	$88,591	$341,976	$(18,293)	$323,683	$0.161	$0.160

EMC Information Infrastructure GAAP	$2,680,361	$1,392,825	$278,499	$823,249	$15,572	$170,216	$(13,508)	$156,708	$22,081	$134,627	$—	$134,627	$0.067	$0.067
Restructuring charge	—	—	—	—	(15,572)	15,572	—	15,572	6,115	9,457	—	9,457	$0.005	$0.005

EMC Information Infrastructure Adjusted (3)	2,680,361	1,392,825	278,499	823,249	—	185,788	(13,508)	172,280	28,196	144,084	—	144,084	$0.072	$0.071
Stock-based compensation expense	—	(14,233)	(17,312)	(29,404)	—	60,949	—	60,949	14,030	46,919	—	46,919	$0.023	$0.023
Intangible amortization	—	(27,853)	(3,210)	(24,816)	—	55,879	—	55,879	19,153	36,726	—	36,726	$0.018	$0.018

EMC Information Infrastructure Non-GAAP (4)	$2,680,361	$1,350,739	$257,977	$769,029	$—	$302,616	$(13,508)	$289,108	$61,379	$227,729	$—	$227,729	$0.113	$0.113

VMware standalone GAAP	$470,310	$75,003	$105,401	$203,003	$—	$86,903	$(1,436)	$85,467	$15,532	$69,935	$—	$69,935	$0.035	$0.035
GAAP adjustments and eliminations	91	(321)	(607)	(1,479)	—	2,498	(1,513)	985	202	783	(11,276)	(10,493)	$(0.005)	$(0.005)

VMware within EMC GAAP (5)	470,401	74,682	104,794	201,524	—	89,401	(2,949)	86,452	15,734	70,718	(11,276)	59,442	$0.030	$0.029
Stock-based compensation expense	—	(5,661)	(23,930)	(22,107)	—	51,698	—	51,698	10,310	41,388	(6,672)	34,716	$0.017	$0.017
Intangible amortization	—	(2,757)	—	(552)	—	3,309	—	3,309	1,168	2,141	(345)	1,796	$0.001	$0.001

VMware within EMC Non-GAAP (6)	$470,401	$66,264	$80,864	$178,865	$—	$144,408	$(2,949)	$141,459	$27,212	$114,247	$(18,293)	$95,954	$0.048	$0.047

											Wtd. Average Share O/S		2,008,915	2,021,062

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2009

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charge	Operating Income	Other expense, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non - cash interest expense on convertible debt (7)	$—	$—	$—	$—	$—	$—	$(26,299)	$(26,299)	$(8,234)	$(18,065)	$—	$(18,065)	$(0.009)	$(0.009)
Transition costs (8)	—	896	393	8,366	—	(9,655)	—	(9,655)	(3,346)	(6,309)	—	(6,309)	$(0.003)	$(0.003)

	$—	$896	$393	$8,366	$—	$(9,655)	$(26,299)	$(35,954)	$(11,580)	$(24,374)	$—	$(24,374)	$(0.012)	$(0.012)

(1)	Represents EMC Consolidated GAAP excluding restructuring charge.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring charge.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.
(7)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million required to be recognized pursuant to FSP 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.
(8)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2008

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,470,059	$1,560,664	$433,514	$1,082,215	$78,847	$314,819	$29,308	$344,127	$86,319	$257,808	$(6,161)	$251,647	$0.121	$0.118
IPR&D	—	—	—	—	(79,204)	79,204	—	79,204	—	79,204	—	79,204	$0.038	$0.038

EMC Consolidated Adjusted (1)	3,470,059	1,560,664	433,514	1,082,215	(357)	394,023	29,308	423,331	86,319	337,012	(6,161)	330,851	$0.159	$0.156
Stock-based compensation expense	—	(18,312)	(38,825)	(61,950)	—	119,087	—	119,087	27,831	91,256	(5,095)	86,161	$0.042	$0.041
Intangible amortization	—	(38,198)	(3,011)	(24,791)	—	66,000	—	66,000	22,533	43,467	(349)	43,118	$0.021	$0.020

EMC Consolidated Non-GAAP (2)	$3,470,059	$1,504,154	$391,678	$995,474	$(357)	$579,110	$29,308	$608,418	$136,683	$471,735	$(11,605)	$460,130	$0.222	$0.217

EMC Information Infrastructure GAAP	$3,031,889	$1,483,604	$315,428	$890,640	$78,847	$263,370	$26,669	$290,039	$77,600	$212,439	$—	$212,439	$0.102	$0.101
IPR&D	—	—	—	—	(79,204)	79,204	—	79,204	—	79,204	—	79,204	$0.038	$0.038

EMC Information Infrastructure Adjusted (3)	3,031,889	1,483,604	315,428	890,640	(357)	342,574	26,669	369,243	77,600	291,643	—	291,643	$0.141	$0.138
Stock-based compensation expense	—	(12,136)	(17,912)	(44,412)	—	74,460	—	74,460	18,834	55,626	—	55,626	$0.027	$0.026
Intangible amortization	—	(35,888)	(3,011)	(23,250)	—	62,149	—	62,149	21,122	41,027	—	41,027	$0.020	$0.019

EMC Information Infrastructure Non-GAAP (4)	$3,031,889	$1,435,580	$294,505	$822,978	$(357)	$479,183	$26,669	$505,852	$117,557	$388,295	$—	$388,295	$0.187	$0.184

VMware standalone GAAP	$438,175	$77,170	$119,255	$193,359	$—	$48,391	$2,639	$51,030	$7,975	$43,055	$—	$43,055	$0.021	$0.020
GAAP adjustments and eliminations	(5)	(110)	(1,169)	(1,784)	—	3,058	—	3,058	744	2,314	(6,161)	(3,847)	$(0.002)	$(0.003)

VMware within EMC GAAP (5)	438,170	77,060	118,086	191,575	—	51,449	2,639	54,088	8,719	45,369	(6,161)	39,208	$0.019	$0.018
Stock-based compensation expense	—	(6,176)	(20,913)	(17,538)	—	44,627	—	44,627	8,997	35,630	(5,095)	30,535	$0.015	$0.014
Intangible amortization	—	(2,310)	—	(1,541)	—	3,851	—	3,851	1,411	2,440	(349)	2,091	$0.001	$0.001

VMware within EMC Non-GAAP (6)	$438,170	$68,574	$97,173	$172,496	$—	$99,927	$2,639	$102,566	$19,126	$83,440	$(11,605)	$71,834	$0.035	$0.033

											Wtd. Average Share O/S		2,075,152	2,110,805

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2008

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non - cash interest expense on convertible debt (7)	$—	$—	$—	$—	$—	$—	$(25,027)	$(25,027)	$(7,836)	$(17,191)	$—	$(17,191)	$(0.008)	$(0.008)

(1)	Represents EMC Consolidated GAAP excluding IPR&D.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding IPR&D.
(4)	Represents EMC Information Infrastructure Adjusted less stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.
(7)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million required to be recognized pursuant to FSP 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.

Note: schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$6,323,452	$5,843,685
Short-term investments	928,277	963,292
Accounts and notes receivable, less allowance for doubtful accounts of $51,875 and $48,080	1,700,096	2,252,640
Inventories	820,504	842,803
Deferred income taxes	511,680	477,101
Other current assets	312,152	285,508

Total current assets	10,596,161	10,665,029
Long-term investments	2,533,237	2,370,493
Property, plant and equipment, net	2,192,096	2,223,007
Intangible assets, net	738,259	795,616
Other assets, net	799,873	773,631
Goodwill, net	7,042,473	7,046,799

Total assets	$23,902,099	$23,874,575

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$657,793	$757,405
Accrued expenses	1,712,979	1,901,884
Securities lending payable	347,142	412,321
Income taxes payable	33,815	136,802
Deferred revenue	2,139,253	2,010,024

Total current liabilities	4,890,982	5,218,436
Income taxes payable	244,849	255,182
Deferred revenue	1,210,207	1,182,360
Deferred income taxes	430,110	389,787
Long-term convertible debt	3,018,242	2,991,943
Other liabilities	184,034	180,917

Total liabilities	9,978,424	10,218,625

Commitments and contingencies
EMC Corporation’s stockholders’ equity:
Preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,013,003 and 2,012,938 shares	20,130	20,129
Additional paid-in capital	2,889,879	2,817,054
Retained earnings	10,865,281	10,671,212
Accumulated other comprehensive loss	(200,459)	(179,952)

Total EMC Corporation’s stockholders’ equity	13,574,831	13,328,443
Non-controlling interest in VMware, Inc.	348,844	327,507

Total stockholders’ equity	13,923,675	13,655,950
Total liabilities and stockholders’ equity	$23,902,099	$23,874,575

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2009	March 31, 2008
Cash flows from operating activities:
Cash received from customers	$3,860,223	$4,066,805
Cash paid to suppliers and employees	(2,877,408)	(3,056,784)
Dividends and interest received	46,656	77,958
Interest paid	(4,007)	(2,865)
Income taxes paid	(161,773)	(166,822)

Net cash provided by operating activities	863,691	918,292

Cash flows from investing activities:
Additions to property, plant and equipment	(95,320)	(146,512)
Capitalized software development costs	(87,627)	(54,321)
Purchases of short and long-term available for sale securities	(2,277,512)	(608,819)
Sales and maturities of short and long-term available for sale securities	2,169,095	1,196,985
Acquisitions, net of cash acquired	—	(337,809)
Other	(906)	(3,030)

Net cash (used in) provided by investing activities	(292,270)	46,494

Cash flows from financing activities:
Issuance of EMC’s common stock from the exercise of stock options	8,637	27,397
Issuance of VMware’s common stock from the exercise of stock options	4,503	23,669
Payments on securities lending	(65,179)	—
Repurchase of EMC’s common stock	—	(557,244)
Excess tax benefits from stock-based compensation	776	28,511
Payment of short and long-term obligations	(19,257)	(3,782)
Proceeds from short and long-term obligations	1,038	1,114

Net cash used in financing activities	(69,482)	(480,335)

Effect of exchange rate changes on cash	(22,172)	11,784

Net increase in cash and cash equivalents	479,767	496,235
Cash and cash equivalents at beginning of period	5,843,685	4,482,211

Cash and cash equivalents at end of period	$6,323,452	$4,978,446

Reconciliation of net income to net cash provided by operating activities:
Net income attributed to EMC Corporation	$194,069	$251,647
Adjustments to reconcile net income to net cash provided by operating activities:
Net income attributable to non-controlling interest in VMware, Inc.	11,276	6,161
Depreciation and amortization	255,798	254,619
Non-cash interest expense on convertible debt	26,299	25,027
Non-cash restructuring and in-process research and development	2,072	80,970
Stock-based compensation expense	112,647	119,087
Increase in provision for doubtful accounts	5,388	3,975
Deferred income taxes, net	(4,527)	(34,492)
Excess tax benefits from stock-based compensation	(776)	(28,511)
Other	795	(4,887)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	550,917	416,788
Inventories	(2,226)	(28,174)
Other assets	(22,271)	(78,881)
Accounts payable	(80,021)	27,501
Accrued expenses	(222,591)	(253,761)
Income taxes payable	(119,431)	(46,545)
Deferred revenue	153,156	175,983
Other liabilities	3,117	31,785

Net cash provided by operating activities	$863,691	$918,292

EMC Corporation

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2009	March 31, 2008
EMC Consolidated
Cash flow from Operations	$863,691	$918,292
Capital Expenditures	(95,320)	(146,512)
Capitalized Software	(87,627)	(54,321)

Free Cash Flow	$680,744	$717,459

VMware within EMC
Cash flow from Operations	$240,943	$106,058
Capital Expenditures	(24,326)	(41,019)
Capitalized Software	(29,935)	(4,164)

Free Cash Flow	$186,682	$60,875

EMC Information Infrastructure
Cash flow from Operations	$622,748	$812,234
Capital Expenditures	(70,994)	(105,493)
Capitalized Software	(57,692)	(50,157)

Free Cash Flow	$494,062	$656,584

EMC Corporation

Reconciliation of EMC Information Storage Gross Margin GAAP to Non-GAAP

(In thousands)

Unaudited

	Q1 '07	Q2 '07	Q3 '07	Q4 '07	Q1 '08	Q2 '08	Q3 '08	Q4 '08	Q1 '09
EMC Information Storage Gross Margin GAAP	$1,174,130	$1,269,402	$1,327,380	$1,524,768	$1,370,420	$1,455,853	$1,472,280	$1,571,111	$1,108,748
Less: Stock-based compensation	12,755	11,516	9,530	8,853	10,131	10,406	13,060	13,877	11,885
Intangible amortization	8,343	8,352	8,885	9,727	10,374	11,394	11,614	11,681	8,217

EMC Information Storage Gross Margin Non-GAAP	$1,195,228	$1,289,270	$1,345,795	$1,543,348	$1,390,925	$1,477,653	$1,496,954	$1,596,669	$1,128,850

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2008	Q2 2008	Q3 2008	Q4 2008	YTD 2008	Q1 2009
Storage:
Product Revenue	$1,903,639	$2,018,026	$2,056,498	$2,285,366	$8,263,529	$1,572,408
Services Revenue	808,190	855,221	851,825	853,539	3,368,775	790,932

Total Storage Revenue	$2,711,829	$2,873,247	$2,908,323	$3,138,905	$11,632,304	$2,363,340

Content Management and Archiving:
Product Revenue	$61,128	$73,415	$62,576	$81,054	$278,173	$58,710
Services Revenue	124,075	130,591	125,493	127,316	507,475	115,605

Total Content Management and Archiving Revenue	$185,203	$204,006	$188,069	$208,370	$785,648	$174,315

Security:
Product Revenue	$81,683	$89,067	$88,779	$95,534	$355,063	$80,671
Services Revenue	53,174	54,979	58,561	59,498	226,212	62,035

Total Security Revenue	$134,857	$144,046	$147,340	$155,032	$581,275	$142,706

EMC Information Infrastructure:
Product Revenue	$2,046,450	$2,180,508	$2,207,853	$2,461,954	$8,896,765	$1,711,789
Services Revenue	985,439	1,040,791	1,035,879	1,040,353	4,102,462	968,572

Total EMC Information Infrastructure Revenue	$3,031,889	$3,221,299	$3,243,732	$3,502,307	$12,999,227	$2,680,361

VMware:
Product Revenue	$293,980	$281,143	$285,088	$314,840	$1,175,051	$257,331
Services Revenue	144,190	171,432	186,772	199,491	701,885	213,070

Total VMware Revenue	$438,170	$452,575	$471,860	$514,331	$1,876,936	$470,401

Consolidated Revenues
Product Revenue	$2,340,430	$2,461,651	$2,492,941	$2,776,794	$10,071,816	$1,969,120
Services Revenue	1,129,629	1,212,223	1,222,651	1,239,844	4,804,347	1,181,642

Total Consolidated Revenues	$3,470,059	$3,673,874	$3,715,592	$4,016,638	$14,876,163	$3,150,762

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.3%	2.7%	1.2%	(2.3)%	0.8%	(3.5)%